Filed pursuant to Rule 424(b)(5)

Registration No. 333-254336

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 25, 2021)

65,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 60,000,000 Shares of Common Stock

Warrants to Purchase up to 125,000,000 Shares of Common Stock

Placement Agent Warrants to Purchase up to 9,375,000 Shares of Common Stock

Up to 194,375,000 Shares of Common Stock underlying Warrants, Pre-Funded Warrants and Placement Agent Warrants

BioSolar, Inc. is offering 65,000,000 shares of our common stock and warrants to purchase up to an aggregate of 125,000,000 shares of our common stock (or the common warrants), to an institutional investor. The common warrants have an exercise price of $0.04 per share and will be exercisable for a period of five years commencing upon the date of issuance. We are also offering pre-funded warrants to purchase up to 60,000,000 shares of common stock to such purchaser, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The combined purchase price of each share of common stock and common warrant is $0.04. The purchase price of each pre-funded warrant and common warrant is $0.0399 (equal to the combined purchase price per share and common warrant, minus $0.0001), and the exercise price of each pre-funded warrant is $0.0001 per share. We are also offering the shares of common stock that are issuable from time to time upon exercise of the common warrants and pre-funded warrants being offered by this prospectus supplement and the accompanying prospectus.

Our common stock is quoted on the OTC Pink under the symbol “BSRC.” On April 1, 2021, the last reported sales price of our common stock on the OTC Pink was $0.057 per share. There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 9,375,000 shares of common stock (the “Placement Agent Warrants”) to the placement agent, or its designees, as part of the compensation payable to the placement agent (the shares of common stock issuable upon exercise of the Placement Agent Warrants are also being registered hereby). The Placement Agent Warrants will have an exercise price of $0.05 per share and will expire five years from the commencement of sales in this offering. See “Plan of Distribution” for more information regarding these arrangements.

	Combined Per Share and Common Warrant	Combined Per Pre-Funded Warrant and Common Warrant	Total
Offering price	$0.04	$0.0399	$4.994,000
Placement agent’s fees(1)	$0.003	$0.003	$375,000
Proceeds to us, before expenses	$0.037	$0.06375	$4,619,000

(1)	In addition, we have agreed to pay the placement agent for certain expenses and to issue common stock purchase warrants to the placement agent or its designees. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be occur on or about April 7, 2021.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 4, 2021.

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, under the Securities Act of 1933, as amended (the “Securities Act”).

Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “BioSolar,” the “Company,” “we,” “our,” or “us,” refer to BioSolar, Inc. and its subsidiaries, unless the context suggests otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We are a developer of clean energy technologies. Our current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production.

Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. However, modern electrolyzers still cost too much. The chemical catalysts that enable the water-splitting reactions are currently made from platinum and iridium – both are very expensive precious metals. These catalysts account for nearly 50% of the cost of the electrolyzer.

We are developing technologies to significantly reduce or replace rare earth materials with inexpensive earth abundant materials in electrolyzers to help usher in a Green Hydrogen economy. In a 2020 report, Goldman Sachs estimates that Green Hydrogen will be a $12 trillion market opportunity by 2050.

We are also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles or EV. We have previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules. We are currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

Corporate Information

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001. Our fiscal year end is December 31.

THE OFFERING

Securities we are offering	65,000,000 shares of common stock and warrants to purchase 125,000,000 shares of common stock, or the common warrants. The common warrants will have an exercise price of $0.04 per share and will be exercisable for a period of five years commencing upon issuance. We are also offering pre-funded warrants to purchase up to 60,000,000 shares of common stock in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The pre-funded warrants will have an exercise price of $0.0001, will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are also offering the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants.

Placement Agent Warrants	This prospectus also registers warrants to purchase up to 9,375,000 shares of our common stock we will issue to the placement agent or its designees, as a portion of the placement agent compensation in connection with this offering, and the shares of common stock underlying such warrants. The Placement Agent Warrants will be exercisable commencing upon issuance and will expire five years from the commencement of sales under this offering at an exercise price of $0.05 (125% of the offering price per share and common warrant). Please see “Plan of Distribution” for a description of these warrants.

Common stock to be outstanding after the offering	715,496,051 shares (assuming exercise of all of the pre-funded warrants, but not of the common warrants or Placement Agent Warrants)

Offering price	$0.04 combined per share and common warrant, or $0.0399 combined per pre-funded warrant and common warrant.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $4.6 million after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus primarily to aggressively expand and accelerate the development of our electrolyzer technology to lower the cost of green hydrogen production, as well as for working capital and general corporate purposes.

Prohibitions on subsequent equity sales and variable rate transactions.	Pursuant to the securities purchase agreement with the purchaser, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring 30 days from the closing date of the offering.

Pursuant to the purchase agreement, we are prohibited from effecting any variable rate transaction (as defined in the purchase agreement), subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring one year from the closing date of the offering.

OTC Pink symbol for common stock	Our common stock is quoted on the OTC Pink under the symbol “BSRC.” There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

The number of shares of common stock outstanding after the offering is based on 590,496,051 shares of common stock outstanding as of April 4, 2021 and excludes, as of such date:

●	2,461,500,000 shares of common issuable upon conversion of 34,461 outstanding shares of Series C Preferred Stock;

●	approximately 4,000,000 shares of common issuable upon conversion of $115,882 in outstanding convertible notes;

●	234,372,222 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.0986 per share;

●	89,583,334 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.0610 per share;

●	125,000,000 shares of common stock issuable upon exercise of the common warrants with an exercise price of $0.04 issuable to the investor in this offering; and

●	9,375,000 shares of common stock issuable upon exercise of warrants, with an exercise price of $0.05, issuable to the placement agent or its designees as compensation in connection with this offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below, and all of the information contained or incorporated by reference in this prospectus supplement, including the risk factors described in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

As of December 31, 2020, our net tangible book value was approximately $3,180,736, or $0.006 per share. Since the offering price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the offering price per share of common stock being sold in this offering of $0.04, and our net tangible book value per share as of December 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.126 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering. We intend to use the net proceeds from the sale of the securities offered by this prospectus primarily to aggressively expand and accelerate the development of our electrolyzer technology to lower the cost of green hydrogen production, as well as for working capital and general corporate purposes. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

The common warrants are speculative in nature.

For a period of five years commencing upon issuance, holders of the common warrants may exercise their right to acquire the common stock and pay an exercise price of $0.04 per share. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

There is no established public trading market for the common warrants or the pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

Except as otherwise provided in the common warrants or the pre-funded warrants, holders of common warrants and pre-funded warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their common warrants or pre-funded warrants and acquire our common stock.

Except as otherwise provided in the common warrants or pre-funded warrants, until holders of common warrants or pre-funded warrants acquire our common stock upon exercise of the common warrants or pre-funded warrants, holders of common warrants or pre-funded warrants will have no rights with respect to our common stock underlying such pre-funded warrants. Upon exercise of the common warrants or pre-funded warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $4.6 million.

We currently intend to use the net proceeds from this offering primarily to aggressively expand and accelerate the development of our electrolyzer technology to lower the cost of green hydrogen production, as well as for working capital and general corporate purposes. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2020. Such information is set forth on the following basis:

●	on an actual basis; and

●	on a pro forma basis to give effect to issuances of common stock after December 31, 2020, which includes the sale by us of 52,000,000 shares of our common stock in a private placement at a purchase price of $0.06 per share; the conversion of 392 shares of Series C Preferred Stock into 28,000,000 shares of common stock, and the conversion of $55,650 in principal and interest resulting in the issuance of an aggregate of 2,100,000 shares of common stock.

●	on a pro forma as adjusted basis, giving effect to the sale of the 125,000,000 shares of common stock (assuming exercise of the pre-funded warrants) and 125,000,000 common warrants in this offering at a combined offering price of $0.04 per share and common warrant, after deducting placement agent fees and expenses and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2020
	Actual	Pro forma	Pro forma s adjusted giving effect to this offering
Cash	$63,496	$3,811,057	$8,411,057

Total liabilities	152,070,015	151,376,198	151,376,198
Shareholders’ equity:
Preferred Stock, par value $0.001 per share;10,000,000 shares authorized	-	-	-
Series C Preferred Stock; 0 and 34,461 issued and outstanding (pro forma and pro forma as adjusted)	-	34	34
Common stock, $0.0001 par value; 3,000,000,000 authorized shares; 456,198,529, 538,000,000, and 663,330,000 shares issued and outstanding, respectively	45,620	53,830	66,330
Preferred treasury stock, 1000 shares outstanding	-
Additional paid-in capital	13,114,993	13,296,214	18,283,714
Accumulated deficit	(165,075,501)	(165,075,501)	(165,075,501)
Total shareholders’ deficit	$(151,914,888)	$(151,725,423)	$(146,725,423)

The information above is as of December 31, 2020 and excludes, as of December 31, 2020:

●	2,461,500,000 shares of common issuable upon conversion of 34,461 outstanding shares of Series C Preferred Stock;

●	approximately 4,000,000 shares of common issuable upon conversion of $115,882 in outstanding convertible notes;

●	234,372,222 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.0986 per share;

●	89,583,334 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.0610 per share;

●	125,000,000 shares of common stock issuable upon exercise of the common warrants with an exercise price of $0.04 issuable to the investor in this offering; and

●	9,375,000 shares of common stock issuable upon exercise of warrants, with an exercise price of $0.05, issuable to the placement agent or its designees as compensation in connection with this offering.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2020 was approximately $3,180,736 or $0.006 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the 125,000,000 shares of common stock and 125,000,000 common warrants in this offering at the offering price of $0.04 per share (assuming exercise in full of the pre-funded warrants, and without attributing any value to, and assuming no exercise of, the common warrants) and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $8,180,736, or $0.006 per share of common stock. This represents an immediate increase in net tangible book value of $0.339 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.23 per share to the investor in this offering. The following table illustrates this dilution per share to the investor in this offering:

Offering price per share	$0.04

Net tangible book value per share as of December 31, 2020	$3,180,736

Increase per share attributable to this offering	$0.0066

As adjusted net tangible book value per share as of December 31, 2020 after this offering	$8,180,736

Dilution per share to new investor participating in this offering	$.0126

The information above is as of December 31, 2020 and excludes, as of December 31, 2020:

●	2,461,500,000 shares of common issuable upon conversion of 34,461 outstanding shares of Series C Preferred Stock;

●	approximately 4,000,000 shares of common issuable upon conversion of $115,882 in outstanding convertible notes;

●	234,372,222 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.0986 per share;

●	89,583,334 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.0610 per share;

●	125,000,000 shares of common stock issuable upon exercise of the common warrants with an exercise price of $0.04 issuable to the investor in this offering; and

●	9,375,000 shares of common stock issuable upon exercise of warrants, with an exercise price of $0.05, issuable to the placement agent or its designees as compensation in connection with this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 65,000,000 shares of our common stock, pre-funded warrants to purchase up to 60,000,000 shares of our common stock, and warrants to purchase to purchase up to 125,000,000 shares of common stock, at the combined offering price of $0.04 per share and common warrant, or $0.0399 per pre-funded warrant and common warrant. Each common warrant is exercisable for a period of five years commencing upon issuance, and the pre-funded warrants are exercisable upon issuance until exercised in full. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer--Common Stock” beginning on page 2 of the accompanying prospectus.

Common Warrants and Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the common warrants and pre-funded warrants and is subject in all respects to the provisions contained in the common warrants and pre-funded warrants, as applicable.

The common warrants and pre-funded warrants will be issued as individual warrant agreements to the investor in this offering. You should review the form of common warrant and form of pre-funded warrant, filed as exhibits to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the common warrants and pre-funded warrants. The following brief summary of the material terms and provisions of the common warrants and pre-funded warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of common warrant and form of pre-funded warrant.

The common warrants will be exercisable for a period of five years commencing upon the date of issuance, expected to be on or about April 7, 2021, and the pre-funded warrants will be exercisable upon issuance until they are exercised in full. The common warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is effective and available for the issuance or resale of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not effective or available for the issuance or resale of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the common warrant.

The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at the holder’s option, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise, or through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

No fractional shares of common stock will be issued in connection with the exercise of a common warrant or pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The exercise price per whole share of common stock purchasable upon exercise of the common warrants is $0.04 and the exercise price per whole share of common stock purchasable upon exercise of the pre-funded warrants is $0.0001. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Subject to limited exceptions, a holder of common warrants or pre-funded warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 9.99% of the shares of our common stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

In the event of a fundamental transaction (as defined in the common warrants and pre-funded warrants), the holder will have the right to receive, for each underlying share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the surviving corporation, and/or any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the common warrant or pre-funded warrant is exercisable immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a common warrant will have the right to require us to repurchase its common warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the common warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

If, at any time while the common warrants or pre-funded warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the common warrants and pre-funded warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

If, at any time while the common warrants or pre-funded warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the common warrants and pre-funded warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the common warrants or pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a common warrant or pre-funded warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants

This prospectus also includes the Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of January 22, 2021, we have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and the prospective investor. Wainwright will have no authority to bind us by virtue of the engagement letter. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement and accompanying prospectus.

Wainwright proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to an investor through a securities purchase agreement directly between the purchaser and us. We will only sell to an investor who has entered into the securities purchase agreement.

Delivery of the shares of common stock, pre-funded warrants and accompanying common warrants offered hereby is expected to occur on or about April 7, 2021, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent a cash fee of 7.5% of the gross proceeds the Company receives in the offering. The Company also agreed to pay the placement agent, (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; (ii) $85,000 for non-accountable expenses, and (iii) escrow fees of approximately $5,000.

We estimate the total expenses of this offering paid or payable by us, other than the placement agent fees and expense, will be approximately $110,000.

In addition, we have agreed to issue to the placement agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to 9,375,000 shares of common stock, which represents 7.5% of the aggregate number of shares of common stock sold in this offering (including shares underlying the pre-funded warrants). The Placement Agent Warrants will generally have the same terms as the common warrants issued to the investor for the offering except that the Placement Agent Warrants will have an exercise price of $0.05 per share, which represents 125% of the offering price per share and accompanying common warrant sold in this offering. The Placement Agent Warrants will expire five years from commencement of sales under this offering and will not entitle the holder to any cash distributions paid to stockholders prior to exercise of the Placement Agent Warrants. The Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered on the registration statement of which this prospectus supplement and accompanying prospectus form a part.

Pursuant to certain “lock-up” agreements, we, and any successor, our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise or otherwise dispose of any securities of the Company without the prior written consent of the representative, until thirty (30) days after the closing of the offering. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

We have granted Wainwright a twelve-month right of first refusal to act as our sole book-running manager, exclusive financial advisor, sole underwriter, or sole placement agent for any acquisition or merger transaction, debt financing or refinancing, or any public offering or private placement or capital raising transaction undertaken by us.

In addition, we have agreed to pay the above cash commission and warrant compensation to the extent that investors which the placement agent contacted or introduced to us during the term provides financing or capital in any public or private offering or capital raising transaction during the sixteen-month period following expiration or termination of our engagement letter with Wainwright.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter, including liabilities under the Securities Act, and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Wainwright acted as our exclusive placement agent in connection with the private placement we consummated in January 25, 2021, for which it received compensation. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services

The transfer agent for our common stock to be issued in this offering is Worldwide Stock Transfer, LLC.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The financial statements incorporated by reference into this prospectus have been so included in reliance on the reports of M&K CPAs, PLLC, an independent registered public accounting firm, related to the consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.biosolar.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020, for the quarterly period ended June 30, 2020, filed with the SEC on August 5, 2020, and for the quarterly period ended September 30, 2020, filed with the SEC on November 3, 2020;

●	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 4, 2021, January 8, 2021, January 19, 2021, January 20, 2021, January 25, 2021, January 28, 2021, February 11, 2021, February 24, 2021, March 3, 2021, March 12, 2021 and March 29, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 5, 2012 (File No. 000-54819), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: David Lee, 27936 Lost Canyon Road, Suite 202 Santa Clarita, California 91387, (661) 251-0001.

PROSPECTUS

$100,000,000

BIOSOLAR, INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the OTC Pink under the symbol “BSRC.” On March 12, 2021, the last reported sales price for our common stock was $0.0720 per share. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the OTC Pink or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $86,447,648 which was calculated based on 557,726,761 shares of outstanding common stock held by non-affiliates as of March 15, 2021, and a price per share of $0.155, the closing price of our common stock on February 8, 2021.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated March 25, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “BioSolar,” the “Company,” “we,” “our” or “us” in this prospectus refer to BioSolar, Inc. and its subsidiary, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements. In evaluating these statements, you should consider various factors, including the risks set forth under “Risk Factors” herein and in the documents incorporated herein by reference. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

ABOUT BIOSOLAR

We are a developer of clean energy technologies. Our current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production.

Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. However, modern electrolyzers still cost too much. The chemical catalysts that enable the water-splitting reactions are currently made from platinum and iridium – both are very expensive precious metals. These catalysts account for nearly 50% of the cost of the electrolyzer.

We are developing technologies to significantly reduce or replace rare earth materials with inexpensive earth abundant materials in electrolyzers to help usher in a Green Hydrogen economy.

We are also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles or EV. We have previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules. We are currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

Corporate Information

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001. Our fiscal year end is December 31. We maintain an Internet website at www.biosolar.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 3,000,000,000 shares of common stock, $0.0001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC.

Listing

Our common stock is currently traded on the OTC Pink under the symbol “BSRC”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, from time to time, in one or more series of which 35,000 shares have been designated as Series C Preferred Stock and are outstanding.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

On March 10, 2021, we filed a Certificate of Designation with the Secretary of State of the Nevada pursuant to which the Company designated 35,000 shares of Series C Preferred Stock. The total face value of the Series C Preferred Stock is $3,500,000 and each share of Series C Preferred Stock has a stated face value of $100. (“Share Value”). The Conversion Price of the Series C Preferred Stock is a fixed price of $.0014 (subject to customary adjustments for stock splits and consolidations as provided in the Certificate of Designations). The number of shares of Common Stock receivable upon conversion of one share of Series C Preferred Stock equals the Share Value divided by the Conversion Price. There are currently 34,853 shares of Series C Preferred Stock issued and outstanding.

The Series C Preferred Stock does not have a stated dividend, however the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Corporation, as provided in the Certificate of Designation. Such dividends shall be paid equally to all outstanding shares of Series C Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series C Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holder of each outstanding share of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to One Hundred Dollars ($100.00) for each such share of the Series C Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the Common Stock, and, after such payment, the remaining assets of the Corporation shall be distributed to the holders of Common Stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

 We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTC Pink or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements BioSolar, Inc. as of and for the year ended December 31, 2020 and December 31, 2019 appearing in BioSolar, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by M&K CPAS, PLLC, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 8, 2021, January 19, 2021, January 20, 2021, January 25, 2021, January 28, 2021, February 11, 2021, February 24, 2021, March 3, 2021; March 12, 2021; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 5, 2012 (File No. 000-54819), including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: David Lee, 27936 Lost Canyon Road, Suite 202 Santa Clarita, California 91387, (661) 251-0001.

65,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 60,000,000 Shares of Common Stock

Warrants to Purchase up to 125,000,000 Shares of Common Stock

Placement Agent Warrants to Purchase up to 9,375,000 Shares of Common Stock

Up to 194,375,000 Shares of Common Stock underlying Warrants, Pre-Funded Warrants and Placement Agent Warrants

PROSPECTUS SUPPLEMENT

April 4, 2021

H.C. Wainwright & Co.